UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 2, 2013

(Date of Earliest Event Reported)

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

SIGNATURES		4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, Mark Carrington notified management that he will resign from his role as Senior Vice President, Worldwide Sales of Harmonic Inc. (the “Company”) for personal reasons effective as of January 7, 2013. Mr. Carrington has agreed to continue to serve as a consultant to the Company at his current salary through February 15, 2013.

In connection with Mr. Carrington’s resignation, the Company entered into a Separation Agreement and Release with Mr. Carrington, dated January 7, 2013 (the “Separation Agreement”), which, among other things, provides that the Company will pay to Mr. Carrington a separation payment of $215,000, less applicable withholdings, to be paid in one installment, and $33,150, less applicable withholdings, upon the effectiveness of a supplemental release after termination of his consulting services.

The foregoing is a summary of the Separation Agreement and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: January 8, 2013

By:	/s/ Carolyn V. Aver
Carolyn V. Aver
Chief Financial Officer

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